Exhibit 99.1

Iridex Announces Preliminary Operational and Financial Results for
Fourth Quarter and Full Year 2022

Achieves Record Quarterly Glaucoma Probe sales and 6% Full Year Revenue Growth

MOUNTAIN VIEW, Calif., January 10, 2023 -- Iridex Corporation (Nasdaq: IRIX), a provider of innovative ophthalmic laser-based medical products for the treatment of glaucoma and retinal diseases, today provided preliminary unaudited operational and financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Results

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Total revenue is expected to be between $15.1 million and $15.3 million, unchanged compared to last year's fourth quarter
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Sold a new record 16,400 Cyclo G6® probes, representing fourth quarter growth of 8% compared to the prior year quarter
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Sold 78 Cyclo G6® Glaucoma Laser Systems in the fourth quarter of 2022, compared to 90 in the prior year quarter
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Cash and cash equivalents totaled approximately $13.9 million as of December 31, 2022, reflecting operating cash usage of approximately $1.2 million in the fourth quarter, and approximately $6.0 million for the full year 2022. During 2022, the company added $4.0 million to inventory and prepaid materials to mitigate supply chain constraints, which are expected to unwind throughout 2023.

Full Year 2022 Results

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Total revenue is expected to be between $56.9 million and $57.1 million, with the midpoint representing growth of 6% compared to $53.9 million in 2021
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Sold 59,800 Cyclo G6® probes, compared to 58,200 in the prior year
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Sold 237 Cyclo G6® Glaucoma Laser Systems compared to 243 in the prior year

“We are pleased with our improved results in the second half of the year driven by record fourth quarter Cyclo G6 probe sales, the expanding base of Cyclo G6 Glaucoma Laser Systems and strong performance in the retina laser business,” said David I. Bruce, President and CEO of Iridex. “We are focused on driving growth in 2023 as we execute our initiatives to increase Cyclo G6 utilization and adoption globally and execute the worldwide rollout of our new platforms for Pascal® scanning laser and IQ line of retina lasers.”

These preliminary results are based on management's initial analysis of operations for the quarter and year ended December 31, 2022 and are subject to completion of the Company’s year-end financial reporting processes, further internal review, potential adjustments and audit by the Company's external auditors.

About Iridex

Iridex Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. Iridex’s current product line is used for the treatment of glaucoma and diabetic macular edema (DME) and other retinal diseases. Iridex products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the Iridex website at www.iridex.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning clinical and commercial momentum, market adoption and expansion, demand for and utilization of the Company's products, financial results and sales volumes. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Quarterly Report on Form 10-Q for the third quarter, filed with the Securities and Exchange Commission on November 10, 2022. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Philip Taylor

investors@iridex.com